                                                                EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ambassador Apartments, Inc. for the registration of 101,655 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1996, except for Note 15, as to which the date is March 27, 1996, with respect to the consolidated financial statements and schedule of Ambassador Apartments, Inc. (formerly Prime Residential, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 1995, and our reports dated February 19, 1997, with respect to the statements of revenue and certain expenses of Sun Lake Apartments and Haverhill Commons Apartments for the year ended December 31, 1995, included in the Ambassador Apartments, Inc. Current Report on Form 8-K dated February 21, 1997, both filed with the Securities and Exchange Commission.



Chicago, Illinois                                           Ernst & Young LLP
February 21, 1997